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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Members
Servercast Communications, L.L.C.:

    We consent to the inclusion of our report on Servercast Communications, L.L.C. dated May 28, 1999 in the prospectus constituting part of this Registration Statement on Form S-1 of NaviSite, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

/s/ KPMG LLP

Boston, Massachusetts

September 29, 1999